Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 23, 2021, in the Registration Statement (Form S-1) and related Prospectus of The Fresh Market Holdings, Inc. dated July 16, 2021.

/s/ Ernst & Young LLP

Charlotte, North Carolina

July 16, 2021